Exhibit 99.1

MusclePharm Founder and CEO Steps Down; Board of Directors Appoints Ryan Drexler as Interim CEO and President

Denver, CO –March 16, 2016– MusclePharm Corporation (OTCQB: MSLP) (“MusclePharm” or the “Company”), a scientifically-driven, performance lifestyle sports nutrition company, today announced Brad Pyatt has resigned from his position as CEO and will also leave the Company’s Board of Directors. Executive Chairman Ryan Drexler has been appointed Interim CEO and President. The Company has begun a search for a replacement that will be overseen by the board.

“Brad has been a valuable innovator and contributor to MusclePharm, both as a member of our board and former chief executive officer,” said MusclePharm’s chairman and interim chief executive officer and president, Mr. Drexler. “I would like to thank Brad for his many years of dedicated service.”

Mr. Drexler added “the Company will continue to execute its growth and restructuring plans following Brad’s departure.” The Company previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2016 that it expected Q4’15 net revenue to increase 21% quarter over quarter to $41 million, and gross margins to increase by approximately 12 percentage points to 35%. The information in such Current Report on Form 8-K furnished pursuant to Item 2.02, including Exhibit 99.1 attached thereto, was furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

“Brad has left the Company in good hands,” Mr. Drexler said. “The management team is focused on maximizing shareholder returns and executing our strategy to make MusclePharm the preeminent brand in the sports nutrition industry.”

“We have accomplished a lot over the last eight years since I embarked on this journey to build a household name in sports nutrition. It has been an amazing ride and I want to personally thank all of the great people and partners who helped along the way in the development of this great company,” Pyatt said. “A good entrepreneur has to know when it’s time to hand leadership over, and I feel it is the right time for me and the Company.”

About MusclePharm Corporation

MusclePharm® is a scientifically-driven, performance lifestyle company that develops, manufactures, markets and distributes branded nutritional supplements. The Company offers a range of powders, capsules, tablets and gels. Its portfolio of recognized brands includes MusclePharm® Sport Series, Black Label and Core Series, Arnold Schwarzenegger Series™ and FitMiss™, which are available in more than 120 countries—over 45,000 retail outlets worldwide. The clinically-proven supplements are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, doctors and universities. MusclePharm is the innovator of the sports nutrition industry. For more information, visit http://www.musclepharm.com. To sign up to receive MusclePharm news via email, please visit http://ir.musclepharmcorp.com/email-alerts.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Company’s Quarter Reports on Form 10-Q and other filings submitted by the Company to the Securities and Exchange Commission, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

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Investors:

MusclePharm Investor Relations

303-396-6100

investors@musclepharm.com